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                                                                    EXHIBIT 99.2

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                           TENDER OF ALL OUTSTANDING
                     13 1/4% SENIOR DISCOUNT NOTES DUE 2010
                                IN EXCHANGE FOR
                13 1/4% SENIOR DISCOUNT EXCHANGE NOTES DUE 2010
                                       OF
                             GT GROUP TELECOM INC.

     Registered holders of outstanding 13 1/4% Senior Discount Notes Due 2010 (the "Outstanding Notes") of GT Group Telecom Inc. ("Group Telecom") who wish to tender their Outstanding Notes in exchange for a like stated amount at maturity of 13 1/4% Senior Discount Exchange Notes Due 2010 (the "Exchange Notes") of Group Telecom and, in each case, whose Outstanding Notes are not immediately available or who cannot deliver their Outstanding Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to The Chase Manhattan Bank (the "Exchange Agent"), prior to the Expiration Date, may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight delivery) or mail to the Exchange Agent. See "The Exchange Offer -- Procedures for Tendering Outstanding Notes" in the Prospectus.
 THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
           , 2000 (THE "EXPIRATION DATE") UNLESS THE OFFER IS EXTENDED BY GROUP TELECOM IN ITS SOLE DISCRETION. TENDERS OF OUTSTANDING NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

                 The Exchange Agent for the Exchange Offer is:

                            THE CHASE MANHATTAN BANK

                            By Mail, Hand or Overnight Delivery:
                            The Chase Manhattan Bank
                            c/o Chase National Corporate Services, Inc.
                            1301 Fifth Avenue, Suite 3410
                            Seattle, WA 98101
                            Attention: Michael A. Jones
                                       Vice President
                            Facsimile:               (206) 624-3867
                            Confirm by Telephone: (206) 903-4908

     FOR ANY QUESTIONS REGARDING THIS NOTICE OF GUARANTEED DELIVERY OR FOR ANY ADDITIONAL INFORMATION, YOU MAY CONTACT THE EXCHANGE AGENT BY TELEPHONE AT (206) 904-4908, OR BY FACSIMILE AT (206) 624-3867.

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution, such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.
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LADIES & GENTLEMEN:

     The undersigned hereby tender(s) to Group Telecom, upon the terms and subject to the conditions set forth in the Prospectus and the accompanying Letter of Transmittal, receipt of which is hereby acknowledged, the aggregate stated amount at maturity of Outstanding Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus.

     The undersigned understands that tenders of Outstanding Notes will be accepted only in stated amounts at maturity equal to $1,000 or integral multiples thereof. The undersigned understands that tenders of Outstanding Notes pursuant to the Exchange Offer may not be withdrawn after 5:00 p.m., New York City time on the business day prior to the Expiration Date. Tenders of Outstanding Notes may also be withdrawn if the Exchange Offer is terminated without any such Outstanding Notes being purchased thereunder or as otherwise provided in the Prospectus.

     All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

                            PLEASE SIGN AND COMPLETE


Signature(s) of Registered Owner(s) or                      Name(s) of Registered Holder(s):
Authorized Signatory:
-----------------------------------------------------       -----------------------------------------------------
-----------------------------------------------------       -----------------------------------------------------
-----------------------------------------------------       -----------------------------------------------------
Stated Amount at Maturity of Outstanding Notes              Address:
Tendered:                                                   -----------------------------------------------------
-----------------------------------------------------
                                                            Area Code and Telephone No.:
Certificate No(s). of Outstanding Notes                     -----------------------------------------------------
(if available):
-----------------------------------------------------       If Outstanding Notes will be delivered by book-entry
-----------------------------------------------------       transfer at The Depository Trust Company, insert
-----------------------------------------------------       Depository Account No.:
                                                            -----------------------------------------------------
Date:
-----------------------------------------------------

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     This Notice of Guaranteed Delivery must be signed by the registered holder(s) of Outstanding Notes exactly as its (their) name(s) appear on certificates for Outstanding Notes or on a security position listing as the owner of Outstanding Notes, or by person(s) authorized to become registered Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

                      PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Capacity:
--------------------------------------------------------------------------------

Address(es):
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

DO NOT SEND OUTSTANDING NOTES WITH THIS FORM. OUTSTANDING NOTES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.

                             GUARANTEE OF DELIVERY
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or a correspondent in the United States or an "eligible guarantor institution" as defined by Rule 17Ad-15 under the Exchange Act, hereby (a) represents that each holder of Outstanding Notes on whose behalf this tender is being made "own(s)" the Outstanding Notes covered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended,
(b) represents that such tender of Outstanding Notes complies with such Rule 14e-4, and (c) guarantees that, within three New York Stock Exchange trading days from the date of this Notice of Guaranteed Delivery, a properly completed and duly executed Letter of Transmittal, together with certificates representing the Outstanding Notes covered hereby in proper form for transfer and required documents will be deposited by the undersigned with the Exchange Agent.

     THE UNDERSIGNED ACKNOWLEDGES THAT IT MUST DELIVER THE LETTER OF TRANSMITTAL AND OUTSTANDING NOTES TENDERED HEREBY TO THE EXCHANGE AGENT WITHIN THE TIME SET FORTH ABOVE AND THAT FAILURE TO DO SO COULD RESULT IN FINANCIAL LOSS TO THE UNDERSIGNED.

Name of Firm:                                                               Authorized Signature
Address:
                                                             Name:
-----------------------------------------------------              -------------------------------------
Area Code and Telephone No.:                                 Title:
-----------------------------------------------------              -------------------------------------
                                                             Date:
                                                                   -------------------------------------

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